SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 August 4, 1997

                           CAI WIRELESS SYSTEMS, INC.


             (Exact name of registrant as specified in its charter)



        Connecticut                 0-22888                     06-1324691
      (State or other      (Commission File Number)           (IRS Employer
      jurisdiction of                                      Identification No.)
      incorporation)



               18 Corporate Woods Blvd., Albany, NY           12211
               (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code    (518) 462-2632



           (Former name or former address, if changed since last report)





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Item 5 - OTHER EVENTS

           On August 4, 1997, CAI Wireless Systems, Inc. (the "Company") secured access to digitally-compressed programming for its subscription television business through an affiliation agreement (the "Affiliation Agreement") with TelQuest Satellite Services LLC ("Satellite Services"). Pursuant to the terms of the Affiliation Agreement, the Company will receive digital video programming for any of its markets in which it may elect to launch a digital subscription television business. The Satellite Services signal will initially be a C-Band satellite signal transmitted to the Company's MMDS headends from the TelStar 5 Satellite successfully launched and deployed by Loral Skynet in July. Satellite Services also plans to offer a direct-to-home ("DTH") digital video programming service commencing in 1998. Upon launch of such service, the Company will have an opportunity to market and sell the Satellite Services DTH product along with the Company's headend service in the Company's markets. The Company has the right to be the exclusive provider of Satellite Services programming in each of its markets, subject to the payment of certain minimum fees in certain circumstances and meeting certain performance standards. The Company expects to use the Satellite Services programming in Boston this fall in connection with the launch of the Boston digital subscription television service.

        The Satellite Services headend service will eliminate the need for CAI to construct and operate a digital compression center in each of the markets in which it decides to launch a digital subscription television service. As the Company planned the build-out of its systems in fulfillment of its obligations to Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX") under the Business Relationship Agreement (the "BR Agreement") among the Company, Bell Atlantic and NYNEX, it did not contemplate the need to secure digitally-compressed video programming as the Company was only required to provide the MMDS transport system to Bell Atlantic and NYNEX under the BR Agreement, and not any programming services. Under the BR Agreement, Bell Atlantic and NYNEX would provide the programming for transmission over the Company's facilities. With the decision by Bell Atlantic and NYNEX to abandon their plans to utilize the Company's digital MMDS facilities to broadcast Bell Atlantic/NYNEX programming in December 1996, the Company needed an alternative programming solution for any market in which it decided to launch a digital subscription television system. The Company believes that the use of Satellite Service's national headend service is a substantially more cost-efficient means of obtaining digitally-compressed video programming at this time than the construction and operation of a digital compression center in each of the markets in which it elects to launch digital subscription television services.

        Satellite Services was formed as a joint venture among the Company, CS Wireless Systems, Inc. and TelQuest Communications, Inc. ("Communications"), an entity in which Jared E. Abbruzzese, Chairman and Chief Executive Officer of the Company, is the majority stockholder. Satellite Services was created to develop and operate satellite systems utilizing C-band and Ku-band satellite capacity to provide digitally-compressed video programming to MMDS and hard-wire cable operators and other users through headend and DTH services. Satellite Services expects to begin providing headend services this fall via its national uplink facility being constructed in Hawley, PA. In connection with the formation of Satellite Services, CAI agreed to contribute $2,500,000 in cash and lease to Satellite Services $2,500,000 of equipment at a nominal rental amount under a five-year renewable lease in exchange for a minority interest in Satellite Services. Upon the achievement of certain benchmarks, Satellite Services is required to purchase the equipment from the Company at not less than its then-current fair market value. The cash portion of the contribution is payable in installments, the first of which was paid on August 4, 1997 in the amount of $711,744, and included principal and accrued interest from an investment by the Company in Communications in March 1997. The balance of the cash portion will be payable in four equal quarterly installments of $447,064 beginning on September 1, 1997.

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Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  C.       Exhibits

 Exhibit No.         Exhibit Description                  Page

   99.1          MMDS Affiliation Agreement                 5
                 (Confidential treatment has been
                  requested with respect to portions
                  of this Exhibit.)

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       Signature                      Title                         Date





  /s/  James P. Ashman      Executive Vice President, Chief    August 26, 1997
       James P. Ashman      Financial Officer and Director
                            (Principal Financial Officer)

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